Exhibit 3.01

FILED IN THE OFFICE OF THE SECRETARY OF STATE OF THE STATE OF NEVADA JUN 23 1994 CHERYL A LAU SECRETARY OF STATE Cheryl A Lau 9636-94 (For filing office use)	Articles of Incorporation (Pursuant to NRS 78) STATE OF NEVADA SEAL OFFICE OF THE Secretary of State Capital Complex Carson City, Nevada 89710 Telephone (702) 687-5203	(For filing office use)

IMPORTANT: Read instructions on reverse side of before completing this form.

TYPE OR PRINT (BLACK INK ONLY)

1.

NAME OF CORPORATION:    HARVEST E-XPRESS

2.

RESIDENT AGENT: (designated resident agent and his STREET ADDRESS in Nevada where process may be served)

Name of Resident Agent:    GATEWAY ENTERPRISES, INC.

Street Address:       3230 E. Flamingo Road, Suite 156,                                 Las Vegas,                   89121

                                    Street No.                          Street Name                                             City                                      Zip

3.

SHARES: (number of shares the corporation is authorized to issue)

Number of shares with par value: 50,000,000      Par Value: $.001       Number of shares without par value: -0-

4.

GOVERNING BOARD: shall be styled as (check one)         XX  Directors     ___ Trustees

The FIRST BOARD OF DIRECTORS shall consist of  TWO (2)  members and the names and addresses are as follows:

  KEN EDWARDS

2593 NORTH 400 EAST,  OGDEN, UTAH  84414

Name

Address                                          City/State/Zip

 CLEON EDWARDS

29 EAST 100 NORTH,   MALAD CITY, IDAHO  83252

Name

Address                                          City/State/Zip

_________________________________________

_______________________________________________________

Name

Address                                           City/State/Zip

5.

PURPOSE: (optional – see reverse side):   The purpose for the corporation shall be:

 CUSTOM HARVESTING OF AGRICULTURAL CROPS.

6.

PERSONAL LIABILITY (pursuant to NRS 78.037):   Check one    XX  Accept      ___  Decline

If you chose accept, please check one:   ___ Limiting   XX  Eliminating

This provision eliminates or limits the personal liability of directors, officers or stockholders from damages for breach of fiduciary duty as a director or officer, but such provision must not eliminate or limit the liability of a director or officer for: (a) Acts or omissions which involve intentional misconduct, fraud or knowing violation of law; or (b) The payments of distributions in violation of NRS 78.300.

7.

OTHER MATTERS:  Any other matters to be included in these articles may be noted on separate pages and incorporated by reference herein as a part of these articles. Number of pages attached  FIVE (5).

8.

SIGNATURE OF INCORPORATORS: The names and addresses of each of the incorporators signing the articles: (signatures must be notarized)

/s/ Ken Edwards

Signature

Subscribed and sworn before me this 25th day of

2593 NORTH 400 EAST,    OGDEN,  UTAH 84414

Address

City/State/Zip

                 May                                           , 1994

/s/ Cleon Edwards

Signature

29 EAST 100 NORTH, MALAD CITY, IDAHO 83252

                   /s/ Melinda K. Orth

Address

City/State/Zip

          Notary Public

_________________________________________________

Signature

SEAL

_________________________________________________

Address

City/State/Zip

Certificate of Acceptance of Appointment of Resident Agent

I, GATEWAY ENTERPRISES, INC. hereby accept appointment as Resident Agent for the above named corporation.

/s/ Shirrell N. Hughes

   MAY 25, 1994

Signature of Resident Agent

         Date

Certificate of Acceptance of Appointment by Resident Agent

In the matter of HARVEST E-XPRESS,

I, GATEWAY ENTERPRISES, INC.

With address at Suite 156, Street 3230 EAST FLAMINGO ROAD

___________________________________________, Town of  LAS VEGAS

County of  CLARK                                                                            , Zip Code  89121

State of Nevada, hereby accept the appointment as Resident Agent of the above-entitled corporation in accordance with NRS 78.090.

Furthermore, that the mailing address for the above-registered office is:

3232 FLAMINGO ROAD, SUITE 156

LAS VEGAS                                                                                                , Zip Code  89121

State of Nevada.

In witness whereof, I have hereunto set my hand this 25th day of May, 1994

Gateway Enterprises, Inc.

   /s/ Shirrell N. Hughes

        Resident Agent

____________________________________________________________________________

NRS 78.090  Except during any period of vacancy described in NRS 78.097, every corporation must have a resident agent, who may be either a natural person or a corporation, resident or located in this state. Every resident agent must have a street address, where he maintains an office for the service of process, and may be different from the street address. The address of the resident agent is the registered office of the corporation in this state. The resident agent may be any bank or banking corporation, or other corporation, located and doing business in this state… The certificate of acceptance must be filed at the time of the initial filing of the corporate papers.

Articles Of Incorporation

Of

HARVEST E-XPRESS

WE, THE UNDERSIGNED natural persons of the age of eighteen (18) years or more, acting as incorporators of a corporation under the Nevada Business Corporation Act, adopt the following Articles of Incorporation.

Article I

NAME

The Name of the corporation is Harvest E-xpress

Article II

DURATION

The duration of the corporation is perpetual.

Article III

PURPOSES

The purpose or purposes for which this corporation is engaged are:

(a)

To engage in the specific business of custom grain cutting. Also, to acquire, develop, explore, and otherwise deal in and with all kinds of real and personal property and all related activities, and for any and all other lawful purposes.

(b)

To acquire by purchase, exchange, gift, bequest, subscription, or otherwise; and to hold, own, mortgage, pledge, hypothecate, sell assign, transfer, exchange, or otherwise dispose of or deal in or with its own corporate securities or stock or other securities including, without limitations, any shares of stock, bonds, debentures, notes mortgages, or other obligations, and any certificates, receipts or other instruments representing rights or interests therein on any property or assets created or issued by any person, firm, associate, or corporation, or instrumentalities thereof; to make payment therefore in any lawful manner or to issue in exchange therefore in any lawful manner or to issue in exchange therefore its unreserved earned surplus for the purchase of its own shares, and to exercise as owner or holder of any securities, any and all rights, powers, and privileges in respect thereof.

(c)

To do each and everything necessary, suitable, or proper for the accomplishment of any of the purposes or the attainment of any one or more of the subjects herein enumerated, or which may, at any time, appear conducive to or expedient for the protection or benefit of this corporation, and to do said acts as fully and to the same extent as natural persons might, or could do in any part of the world as principals, agents, partners, trustees, or otherwise, either alone or in conjunction with any other person, association, or corporation.

(d)

The foregoing clauses shall be construed both as purposes and powers and shall not be held to limit or restrict in any manner the general powers of the corporation, and the employment and exercise thereof, as conferred by the laws of the State of Nevada; and it is the intention that the purposes and powers specified in each of the paragraphs of this Article III shall be regarded as independent purposes and powers.

Article IV

STOCK

The aggregate number of shares which this corporation shall have authority to issue is 50,000,000 shares of Common Stock having a par value of $.001 per share. All Stock of the corporation shall be of the same class, common, and shall have the same rights and preferences. Fully-paid stock of this corporation shall not be liable to any further call or assessment.

Article V

AMENDMENT

These Articles of Incorporation may be amended by the affirmative Vote of “a majority” of the shares entitled to vote on each such amendment.

Article VI

SHAREHOLDERS RIGHTS

The authorized and treasury stock of this corporation may be issued at such time, upon such terms and conditions and for such consideration as the Board of Directors shall determine. Shareholders shall not have pre-emptive rights to acquire unissued shares of the stock of this corporation.

Article VII

INITIAL OFFICE AND AGENT

The registered office of the Corporation in the State of Nevada is 3230 E. Flamingo Road, Suite 156, Las Vegas, NV 89121. The registered agent in charge thereof at such address is Gateway Enterprises, Inc.

Article VIII

DIRECTORS

The directors are hereby given the authority to do any action on behalf of the corporation by law and in each instance where the Business corporation act provides that the directors may act in certain instances where the Articles of Incorporation authorize such action by the directors, the directors are hereby given authority to act in such instances without specifically numerating such potential action or instance herein.

The directors are specifically given the authority to mortgage or pledge any or all assets of the business with stockholders’ approval.

The number of directors constituting the initial Board of Directors if this corporation is two (2). The names and addresses of persons who are to serve as Directors until the first annual meeting of stockholders or until their successors are elected and qualify are:

NAME

ADDRESS

Ken Edwards

2593 North 400 East

Ogden, Utah 84414

Cleon Edwards

29 East 100 North

Malad City, Idaho 83252

Article IX

INCORPORATORS

The name and address of each incorporator is:

NAME

ADDRESS

Ken Edwards

2593 North 400 East

Ogden, Utah 84414

Cleon Edwards

29 East 100 North

Malad City, Idaho 83252

Article X

COMMON DIRECTORS – TRANSITION BETWEEN CORPORATIONS

No contract or other transaction between this corporation and any one or more of its directors or any other corporation, firm, association, or entity in which one or more of its directors or officers are financially interested, shall be either void or voidable because of such relationship or interest, or because such director or directors are present at the meeting of the Board of Directors, or a committee thereof, which authorizes, approves, or ratifies such contract or transaction, or because his or their votes are counted for such purpose if: (a) the fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves, or ratifies the contract or transaction by vote or consent sufficient for the purpose without counting the votes or consents of such interested director; or (b) the fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve, or ratify such contract or transaction by vote or written consent, or (c) the contract or transaction is fair and reasonable to the corporation.

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or committee there of which authorizes, approves or ratifies such contract or transaction.

Article XI

LIABILITY OF DIRECTORS AND OFFICERS

No director or officer shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such person as a director or officer. Nothwithstanding the foregoing sentence, a director or officer shall be liable to the extent provided by applicable law, (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) for the payment of dividends in violation of NRS 78.300.

The provisions hereof shall not apply to or have any effect on the liability or alleged liability of any officer or director of the Corporation for or with respect to any acts or omissions of such person occurring prior to such amendment.

Under penalties of perjury, I declare that these Articles of Incorporation have been examined by me an are, to the best of my knowledge and belief, true, correct and complete.

Dated this 25th day of May, 1994

/s/ Ken Edwards

Ken Edwards

/s/ Cleon Edwards

Cleon Edwards

STATE OF UTAH

)

) ss.

COUNTY OF SALT LAKE

)

On the 25th day of May, 1994, personally appeared before me, Ken Edwards, and Cleon Edwards who being by me first duly sworn, declared that they are the persons who signed the foregoing document as incorporators and that the statements therein contained are true.

IN WITNESS THEREOF, I have hereunto set my hand and seal this 25th day of May, 1994.

/s/ Melinda K. Orth

NOTARY PUBLIC

SEAL

Residing at 9939 S. Orchard View Dr.

      So Jordan, UT 84065

My commission expires:

        4-15-96